Exhibit 77(Q)(1)

Exhibits

(a)(1)      Declaration of Trust dated April 4, 2007 of ING International High Dividend Equity Income Fund - Filed as an exhibit to the initial Registration Statement filed on Form N-2 on April, 2007 and incorporated herein by reference.

(e)(1)      Advisory Agreement dated August 28, 2007 between ING International High Dividend Equity Income Fund and ING Investment LLC – Filed as an exhibit to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement filed on Form N-2 on September 25, 2007 and incorporated herein by reference.

(e)(2)      Sub-Advisory Agreement dated August 28, 2007 between ING Investments LLC and ING Investment Management Co. -  Filed as an exhibit to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement filed on Form N-2 on September 25, 2007 and incorporated herein by reference.

(e)(3)      Sub-Sub-Advisory Agreement dated August 28, 2007 between ING Investment Management Co. and ING Investment Management Advisors B.V. - Filed as an exhibit to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement filed on Form N-2 on September 25, 2007 and incorporated herein by reference.

(e)(4)      Sub-Sub-Advisory Agreement dated August 28, 2007 between ING Investment Management Col and ING Investment Management Asia/Pacific (Hong Kong) Limited - Filed as an exhibit to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement filed on Form N-2 on September 25, 2007 and incorporated herein by reference.